Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of InfoSonics Corporation and Subsidiaries (collectively, the “Company”) of our report dated March 10, 2017, relating to the consolidated financial statements and the financial statement schedule of the Company, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

SingerLewak LLP

Irvine, California

September 19, 2017